EXHIBIT 2.2

     SECOND  AMENDMENT  TO  AGREEMENT  AND  PLAN  OF  MERGER


     THIS SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "Second Amendment") is made and entered into effective as the 2nd day of February, 2000, by and among 3TEC Energy Corporation, a Delaware corporation ("3TEC" or the "Company"), 3TM Acquisition L.L.C., a Delaware limited liability company
("Sub"), Magellan Exploration, LLC, a Delaware limited liability company ("Magellan"), ECIC Corporation ("ECIC"), EnCap Energy Capital Fund III, L.P. ("Fund III"), EnCap Energy Acquisition III-B, Inc. ("Acquisition III-B"), BOCP Energy Partners, L.P. ("BOCP") and Pel-Tex Partners, L.L.C. ("Pel-Tex").

     WHEREAS, the parties hereto entered into a certain Agreement and Plan of Merger dated December 21, 1999 ("Original Agreement");

     WHEREAS, such Agreement and Plan of Merger was amended by a certain letter amendment dated January 14, 2000;

     WHEREAS, in the course of conducting its due diligence, 3TEC has identified several issues which it desires to be resolved;

     WHEREAS, on January 14, 2000, 3TEC filed a certificate of amendment to its certificate of incorporation whereby a one-for-three reverse stock split of the Company's issued and outstanding shares of common stock, $.02 par value was effected; and

     WHEREAS,  the  parties hereto wish to further amend the Original Agreement.

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.     TERMS DEFINED IN ORIGINAL AGREEMENT.  Except as otherwise defined in
            ------------------------------------
this Second Amendment, terms defined in the Original Agreement and used herein shall have the meaning assigned to them in the Original Agreement.

     2.     SECTION  1.1.  The definition of each of the following terms defined
            -------------
in  Section  1.1  shall  be  deleted  and  replaced  with  the  following:

     "Common Stock Shares" means the 1,085,934 shares of Common Stock to be issued to the Prepayout Members pursuant to this Agreement.

     "Current Warrant Exercise Price" has the meaning given said term in Section 4.1(b).

     "Preferred Stock" means 3TEC Series D Convertible preferred stock, par value $0.02 per share, with a stated value of $24.00 per share having the rights and preferences set forth in the Series D Stock Designation.

     "Warrant Exercise Price" means $30.00 per share (subject to adjustment as provided in Section 4.2).

3.     SECTION  2.7.  Section  2.7  will  be  deleted  and  replaced  with  the
       -------------
following:


     "SECTION  2.7.     Conversion  of  Securities.  Subject  to  the  terms and
                        --------------------------
conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of 3TEC, Sub, Magellan or any holder of the following securities:

     (a) the Prepayout Interests issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive (i) 1,085,934 shares of Common Stock, (ii) 617,008 shares of Preferred Stock and (iii) the Back-In Working Interest;

     (b) the Postpayout Interests issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive warrants to purchase 333,333 shares of Common Stock, which warrants shall be issued under the terms hereof; and

     (c) each issued and outstanding membership interest of Sub shall be converted into and become one fully paid and nonassessable membership interest of the Surviving Company."

     4.     SECTION  4.1.  Section  4.1(b) will be deleted and replaced with the
            -------------
following:

     "(b) The Warrants shall be exercised by presentation of the Warrant Certificate evidencing the Warrants to be exercised, with the form of election to purchase on the reverse thereof duly completed and signed, to the Company at the offices of the Company as set forth on the signature page of this Agreement, together with payment of the aggregate Warrant Exercise Price for the number of Warrant Shares in respect of which such Warrants are being exercised in lawful money of the United States of America. The Warrants may also be exercised in a "cashless" or "net-issue" exercise by delivery to the offices of the Company of
(A) a written notice of election to exercise Warrants, duly executed by the Warrant Holder in the form set forth on the reverse of, or attached to, such Warrant Certificate, which notice shall specify the number of Warrant Shares to be delivered to the Warrant Holder and the number of Warrant Shares with respect to which such Warrants are being surrendered in payment of the aggregate Warrant Exercise Price for the Warrant Shares to be delivered to the Warrant Holder, and
(B) the Warrant Certificate evidencing such Warrants. For purposes of this subparagraph (b), each Warrant Share as to which such Warrants are surrendered in payment of the aggregate Warrant Exercise Price will be attributed a value equal to (x) the Current Warrant Exercise Market Price per share of Common Stock minus (y) the then-current Warrant Exercise Price. As used herein, the term "Current Warrant Exercise Market Price" shall mean the average of the last reported sales prices for the Common Stock for the ten (10) consecutive Trading Days ending on the second Trading Day prior to presentation of the Warrants to the Company.

     "Upon such presentation, the Company shall issue and cause to be delivered to or upon the written order of the registered Holder of such Warrants and in such name or names as such registered Holder may designate, a certificate or certificates for the aggregate number of Warrant Shares issued upon such exercise of such Warrants. Any Person so designated to be named therein shall be deemed to have become holder of record of such Warrant Shares as of the date of exercise of such Warrants; provided, that, no Warrant Holder will be permitted to designate that such Warrant Shares be issued to any Person other than such Warrant Holder unless each condition to transfer contained in Article V hereof which would be applicable to a transfer of Warrants or Warrant Shares has been satisfied."

     5.   SECTION 4.2.
          -------------

          (a)  SECTION 4.2(a). Section 4.2 (a) will be deleted and replaced with
               --------------
the following:

     "SECTION  4.2.     Adjustment of Number of Warrant Shares Purchasable.  The
                        --------------------------------------------------
number of Warrant Shares purchasable upon the exercise of each Warrant is subject to adjustment from time to time upon the occurrence of any of the events enumerated in this Section 4.2.
                      ------------

     (a) In the event that the Company shall at any time after the date of this Agreement declare a dividend on the Common Stock in shares of its capital stock (whether shares of such Common Stock or of capital stock of any other class of the Company), split or subdivide the outstanding Common Stock, or combine the outstanding Common Stock into a smaller number of shares, the number of Warrant Shares purchasable upon an exercise of each Warrant after the time of the record date for such dividend or of the effective date of such split, subdivision or combination shall be adjusted to equal the number of shares of Common Stock and other securities which a Holder having the same number of shares of Common Stock, and other securities, as the number of Warrant Shares into which each Warrant is exercisable immediately prior to such record date or effective date, as the case may be, would own or be entitled to receive after such record date or effective date."

          (b)  SECTION 4.2(e). The following shall be added as Section 4.2(e):
               --------------

          "(e) Whenever the number of Warrant Shares into which a Warrant is exercisable is adjusted as provided in this Section 4.2, the Warrant Price payable upon exercise of the Warrant shall simultaneously be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares into which such Warrant was exercisable immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares into which such Warrant was exercisable immediately thereafter."

     6.     SECTION  6.1(a).  The  following shall be added as subparagraphs (x)
            ----------------
and  (xi)  of  Section  6.1(a):

          "(x) an investor representation letter in form reasonably acceptable to 3TEC from each party receiving securities of 3TEC pursuant to the Merger; notwithstanding the foregoing, although all parties hereto will take all reasonable efforts to obtain such letters, the receipt of such letter from those parties receiving only Warrants will not be a condition to Closing;

          (xi) consents to transfer from the entities identified on Exhibit H attached hereto."

     7.     SECTION 8.9. The following shall be added as a new Section 8.9:
            ------------

     "After Closing but before March 1, 2000, 3TEC shall pay or shall cause the Surviving Company to pay (i) $175,000 to Wynne M. Snoots, Jr. pursuant to his employment agreement with Magellan, and (ii) discretionary bonuses totaling $125,000 to the persons and in the respective amounts identified on Exhibit I attached hereto."

     8.     SECTION  12.4.  Section  12.4  will  be  deleted in its entirety and
            --------------
replaced  with  the  following:

SECTION  12.4.     Indemnification.
                   ---------------

     (a) Subject to the terms of this Section 12.4, Prepayout Members severally (and expressly not jointly and severally) agree to indemnify and hold harmless, 3TEC, its shareholders and its directors, officers, employees, agents, successors and assigns (collectively, the "3TEC Indemnified Parties") from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, reasonable attorneys' fees and disbursements ("Damages") which may be incurred by any 3TEC Indemnified Party relating to or arising out any breach by Prepayout Members of any of their representations, warranties, covenants or agreements contained in this Agreement or the other
Transaction  Documents  ("3TEC  Claims").

     (b)Subject to the terms of this Section 12.4, the Prepayout Members severally (and expressly not joint and severally) agree to reimburse 3TEC for all of its Transaction Costs (as defined below) if (i) any Member of Magellan
(x) exercises the Magellan Preferential Right set forth in Section 9.7(a) of the Magellan Operating Agreement (i.e., the right to "adjust the Prepayout Interests" as described in Section 9.6(c) of the Magellan Operating Agreement) or (y) commences an action or proceeding of the type described in Section 6.1(k), and as a result any party hereto terminates this Agreement pursuant to
Section 11.1 due to the failure of a condition precedent described in Section 6.1(k), Section 6.2(k), or Section 6.2(l), or (ii) Eugene Offshore Holdings, LLC exercises a preferential right to purchase under Article XV.J of the Joint Operating Agreement dated March 23, 1994 relating to leases at Breton Sound and then 3TEC terminates this Agreement pursuant to Section 11.1 as a result. Subject to the terms of this Section 12.4, the Prepayout Members severally (and expressly not joint and severally) agree to reimburse 3TEC for one-half of its Transaction Costs if the Prepayout Members terminate this Agreement pursuant to
Section 11.1 due to the failure of the condition described in Section 6.2(h). For purposes of this Section, "Transaction Costs" mean all documented and reasonable out-of-pocket expenses and disbursements incurred by 3TEC in connection with the Merger Agreement and the investigation and negotiation hereof, including, without limitation, all fees and expenses of counsel to 3TEC, engineering costs, accounting and land due diligence costs (including the out-of -pocket costs of 3TEC employees performing such work) and costs associated with the fairness opinion referred to in Section 6.1.

     (c) Subject to the terms of this Section 12.4, Prepayout Members severally (and expressly not jointly and severally) agree to indemnify and hold harmless the 3TEC Indemnified Parties and, after the Closing, Magellan, from and against any and all Damages which may be incurred by any 3TEC Indemnified Party or Magellan relating to or arising out of any actions or proceedings brought by members of Magellan (other than Prepayout Members) against 3TEC or Magellan arising out of or in connection with the Merger or the Magellan Preferential Rights. Notwithstanding any other provisions of this Agreement, the indemnification obligations under this Section 12.4(c) (i) shall survive the Closing until the expiration of the applicable statutes of limitations, and (ii) shall not be subject to Section 12.4(f)(iii).

     (d) Subject to the terms of this Section 12.4, Prepayout Members severally (and expressly not jointly and severally) agree to indemnify and hold harmless the 3TEC Indemnified Parties and, after the Closing, Magellan, from and against any and all Damages which may be incurred by any 3TEC Indemnified Party or Magellan relating to or arising out of the cancellation or the diminution of value of the Lafourche Basin Levee District's and the West Jefferson Levee District's leases in the Bay de Chene Field as a result of the judgment or settlement of Lafourche Basin Levee District and West Jefferson Levee District
                ----------------------------------------------------------------
v.  Texaco,  Inc., et al. Docket No. 76337, Seventeenth Judicial District Court,
-------------------------
Parish of Lafourche, State of Louisiana. For purposes of this Section 12.4(d), Damages shall include the value assigned such lease's underlying wells or prospects as identified on Exhibit J attached hereto and any amounts which 3TEC or Magellan may hereafter invest in such prospects or any future value created by 3TEC's or Magellan's drilling and other operating activities associated with such leases. Notwithstanding any other provisions of this Agreement, the indemnification obligations under this Section 12.4(d) shall survive until the above-referenced lawsuit has been dismissed with prejudice or a final non-appealable judgment has been entered which does not include cancellation or diminution of value of such leases.

     (e) The liability of Prepayout Members under this Section 12.4 shall be several (and expressly not joint and several), except in the instance of a 3TEC Claim relating to or out of any breach by a Prepayout Member of a representation and warranty in Section 7.2, Section 7.3 or Section 7.19 that applies
                   ------------   ------------      -------------
specifically to such Prepayout Member (in which event such Prepayout Member, and no other Prepayout Member, shall have liability). With respect to any indemnification obligation under this Section 12.4 for which Prepayout Members have several liability, the several share of each Prepayout Member shall be as set forth in Exhibit A and in no event shall such Prepayout Member's share of any such indemnification obligation exceed such several share.

     (f) Notwithstanding the foregoing or anything else herein to the contrary, the indemnification obligation of the Prepayout Members pursuant to subparagraphs (a) through (e) above of this Section 12.4 shall be subject to the following:

     (i) No indemnification shall be required to be made by Prepayout Members pursuant to this Section 12.4 with respect to any 3TEC Claims arising out or resulting from the breach of the representations and warranties set forth in Article VII (exclusive of the representations set forth in Section 7.18)), except to the extent that the aggregate amount of the Damages incurred by the 3TEC Indemnified Parties with respect to all such 3TEC Claims exceeds $100,000.

     (ii) No indemnification shall be required to be made by Prepayout Members pursuant to this Section 12.4 with respect to any 3TEC Claims arising out or resulting from the breach of the representations and warranties set forth in Section 7.18, except to the extent that the aggregate amount of the Damages incurred by the 3TEC Indemnified Parties with respect to all such 3TEC Claims exceeds $100,000.

     (iii) No Prepayout Member shall be obligated to pay the 3TEC Indemnified Parties pursuant to this Section 12.4 (excluding for this purpose, Section 12.4(c)) an aggregate amount in excess of (x) the amount stipulated for such Prepayout Member in Exhibit A minus (y) all amounts previously paid by such Prepayout Member pursuant to Section 12.4(c). The deduction described in the preceding sentence relating to amounts paid pursuant to Section 12.4(c) shall not be construed to require any 3TEC Indemnified Party to return any amounts previously received by it pursuant to this Section 12.4 from the Prepayout Members or to put any cap on the liability of the Prepayout Members under Section 12.4(c).

     (iv) A Prepayout Member shall have the right to satisfy any indemnification obligation under this Section 12.4 (other than obligations under Section 12.4(b)) by delivering, at its election, Common Stock Shares or Preferred Stock Shares, as provided in this subsection (f)(iv). If a Prepayout Member so exercises its right, the number of Common Stock Shares or Preferred Stock Shares so delivered shall be equal to the amount (or portion thereof) of the obligation so owed to be paid with Common Stock Shares or Preferred Stock Shares (as applicable) divided by (A) in the instance of the Common Stock Shares, the Current Market Price (as defined below) and (B) in the instance of the Preferred Stock Shares, the greater of (x) $18.00 and (y) the aggregate Current Market Price of the shares of Common Stock into which such Preferred Stock Shares are then convertible divided by the number of Preferred Stock Shares to be delivered. As used herein, the term "Current Market Price" shall mean the average of the last reported sales prices for the Common Stock for the 10 consecutive Trading Days ending on the second Trading Day prior to delivery in satisfaction of the indemnification obligation. The last reported sales price for each day shall be the last reported sales price of the Common Stock on such date on the exchange where it is primarily traded, or, if the Common Stock is not traded on an exchange, the Common Stock shall be valued at the last reported sales price on such date on the NASDAQ National Market System, or, if the Common Stock is not traded on the NASDAQ National Market System or any similar system of automated dissemination of quotations of securities prices, the Common Stock shall be valued at the closing bid price (or average of bid prices) last quoted on such date as reported on an established quotation service for over-the-counter securities. As used in this subsection (f)(iv), the term "Trading Days" shall mean (1) if the Common Stock is listed or admitted for trading on any generally recognized U.S. securities exchange, days on which such securities exchange is open for business and (2) if the Common Stock is quoted on the NASDAQ National Market System or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system.

     (g) Subject to the terms of this Section 12.4, 3TEC agrees to indemnify and hold harmless, each Prepayout Member and their respective partners, shareholders, members, directors, officers, managers, employees, agents, successors and assigns (collectively, the "Prepayout Member Indemnified Parties") from and against any and all Damages which may be incurred by any Prepayout Member Indemnified Party relating to or arising out any breach by 3TEC of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents ("Prepayout Member Claims").

     (h) Promptly after receipt by an indemnified party under Section 12.4(a), Section 12.4(c) or 12.4(d) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give written notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give written notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. If the indemnifying party elects to assume the defense of such action, the indemnified party shall have the right to employ separate counsel at its own expense and to participate in the defense thereof. If the indemnifying party elects not to assume (or fails to assume) the defense of such action, the indemnified party shall be entitled to assume the defense of such action with counsel of its own choice, at the expense of the indemnifying party. If the action is asserted against both the indemnifying party and the indemnified party and there is a conflict of interests which renders it inappropriate for the same counsel to represent both the indemnifying party and the indemnified party, the indemnifying party shall be responsible for paying for separate counsel for the indemnified party; provided, however, that if there is more than one indemnified party, the indemnifying party shall not be responsible for paying for more than one separate firm of attorneys to represent the indemnified parties, regardless of the number of indemnified parties. If the indemnifying party elects to assume the defense of such action, (i) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's written consent (which shall not be unreasonably withheld) unless the sole relief provided is monetary damages that are paid in full by the indemnifying party and
(ii) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its written consent (which shall not be unreasonably withheld).

     (i) THE PARTIES RECOGNIZE THAT AN INDEMNITEE MAY BE ENTITLED TO INDEMNIFICATION HEREUNDER FROM ACTS OR OMISSIONS THAT ARISE OUT OF OR RESULT FROM THE ORDINARY, STRICT, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNITEE.

     (j) In relation to any breach, default or nonperformance of any representation, warranty, covenant or agreement made by a party hereto in this Agreement, the exclusive relief and remedy available to the other parties hereto in respect of said breach, default or nonperformance shall be (i) termination, but only if said termination is expressly permitted under the provisions of
Section 11.1, or (ii) indemnification as provided in this Section 12.4, but only
------------                                              ------------
to  the  extent  properly  claimable  hereunder and as limited pursuant hereto."

     9.     EXHIBIT  A.  Exhibit A shall be deleted in its entirety and replaced
            -----------
with  Exhibit  A  attached  hereto.

     10.     EXHIBIT  D.   Exhibit  D  shall  be  deleted  in  its  entirety and
             -----------
replaced  with  Exhibit  D  attached  hereto.

     11.     EXHIBIT E.  Exhibit E shall be deleted in its entirety and replaced
             ----------
with  Exhibit  E  attached  hereto.

     12.     EXHIBIT F.  Exhibit F shall be deleted in its entirety and replaced
             ----------
with  Exhibit  F  attached  hereto.

     13.     EXHIBIT G.  Exhibit G shall be deleted in its entirety and replaced
             ----------
with  Exhibit  G  attached  hereto.

     14.     MAGELLAN  DISCLOSURE  SCHEDULE SUPPLEMENT.  The Magellan Disclosure
             ------------------------------------------
Schedule is supplemented by the Supplement to Magellan Disclosure Schedule dated February 2, 2000.

     15.     FULL  FORCE AND EFFECT.  Except with respect to the changes made in
             -----------------------
this Second Amendment, the terms and provisions of the Original Agreement as amended by the First Amendment are in full force and effect.

     16.     BINDING  EFFECT.  This  Second  Amendment shall be binding upon the
             ----------------
parties  hereto  and  their  respective  successors  and  assigns.

     17.     COUNTERPARTS.  This  Second Amendment may be executed in any number
             -------------
of counterparts, each of which shall constitute an original and all of which together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their respective Authorized Officers on the day and year first above written.

          COMPANY:

          3TEC  ENERGY  CORPORATION



          By:  ________________________________
          Name:  Floyd  C.  Wilson
          Title:   President  and  Chief  Executive  Officer


          Address  for  Notice:

          3TEC  Energy  Corporation
          Two  Shell  Plaza
          777  Walker
          Suite  2400
          Houston,  TX  77002
          Fax:  (713)  222-6418

          SUB:

          3TM  ACQUISITION  L.L.C.



          By:  ________________________________
          Name:     Floyd  C.  Wilson
          Title:     Manager

          Address  for  Notice:

          c/o  3TEC  Energy  Corporation
          Two  Shell  Plaza
          777  Walker
          Suite  2400
          Houston,  TX  77002
          Fax:  (713)  222-6418

          MAGELLAN  EXPLORATION,  LLC

          By:  _________________________________
               Name:  Wynne  M.  Snoots,  Jr.
               Title:   President

          Address  For  Notice:

          Five  Post  Oak  Park
          Suite  1500
          Houston,  Texas  77027
          Attention:  Wynne  M.  Snoots,  Jr.
          Fax:  (713)  622-5511


          ECIC  CORPORATION

          By:  ________________________________
               Name:  Robert  L.  Zorich
               Title:   President

          Address  for  Notice:

          c/o  EnCap  Investments  L.L.C.
          1100  Louisiana
          Suite  3150
          Houston,  Texas
          Attention:  Garry  A.  Tanner
          Fax:  (713)  659-6130



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          ENCAP  ENERGY  CAPITAL  FUND  III,  L.P.

          By:  ENCAP  INVESTMENTS  L.L.C.,  General  Partner

               By:  ____________________________
                    Name:  D.  Martin  Phillips
                    Title:   Managing  Director

          Address  For  Notice:

          c/o  EnCap  Investments  L.L.C.
          1100  Louisiana
          Suite  3150
          Houston,  Texas
          Attention:  Garry  A.  Tanner
          Fax:  (713)  659-6130


          ENCAP  ENERGY  ACQUISITION  III-B,  INC.

          By:  __________________________________
                    Name:  D.  Martin  Phillips
                    Title:   Vice  President

          Address  For  Notice:

          c/o  EnCap  Investments  L.L.C.
          1100  Louisiana
          Suite  3150
          Houston,  Texas
          Attention:  Garry  A.  Tanner
          Fax:  (713)  659-6130



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          BOCP  ENERGY  PARTNERS,  L.P.

          By:  ENCAP  INVESTMENTS  L.L.C.,  Manager

               By:  __________________________
                    Name:  D.  Martin  Phillips
                    Title:   Managing  Director

          Address  For  Notice:

          c/o  EnCap  Investments  L.L.C.
          1100  Louisiana
          Suite  3150
          Houston,  Texas
          Attention:  Garry  A.  Tanner
          Fax:  (713)  659-6130


          PEL-TEX  PARTNERS,  L.L.C.

          By:________________________________
               Name:  Townes  G.  Pressler,  Jr.
               Title:   Manager

               By:     DLJ  LBO  PLANS  MANAGEMENT  CORP.,  Manager

               By:____________________
                    Name:  Ivy  Dodes
                    Title:   Vice  President

          Address  For  Notice:
          277  Park  Avenue
          New  York,  New  York  10172
          Attn:  Ivy  Dodes
          Fax:  (212)  892-7512


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